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                                                                     EXHIBIT 1.3


                           SELECTED DEALERS AGREEMENT

                               PUBLIC OFFERING OF
                        1,200,000 SHARES OF COMMON STOCK
                         1,200,000 REDEEMABLE WARRANTS
                 OFFERING PRICE OF $_________________ PER SHARE
                           AND $________ PER WARRANT


                               FACTUAL DATA CORP.


                       ___________________________, 1998


         Schneider Securities, Inc., on behalf of itself and other underwriters (the "Underwriters") for which it is the representative (the "Representative"), has severally agreed with Factual Data Corp., a Colorado corporation (the "Company"), to purchase 1,200,000 shares (the "Firm Shares") of common stock (the "Common Stock") and 1,200,000 redeemable warrants (the "Firm Warrants"; together with the Firms Shares, the "Firm Securities") of the Company, and the Representative has been granted the right to purchase up to an additional 180,000 shares and/or warrants (the "Additional Securities") at its option for the sole purpose of covering over-allotments in the sale of the Firm Shares (the Firm Securities and Additional Securities being collectively referred to as the "Securities" or a "Security"). The Underwriters are offering the
Securities to the public at a combined offering price of $                .
Certain other capitalized terms used herein are defined in the Underwriting Agreement and are used herein as therein defined.

         The Representative is offering the Securities to certain selected dealers (the "Selected Dealers"), when, as and if accepted by the Representative and subject to withdrawal, cancellation or modification of the offer without notice and further subject to the terms of (i) the Company's current Prospectus, (ii) the Underwriting Agreement, (iii) this Agreement, and
(iv) the Representative's instructions which may be forwarded to the Selected Dealer from time to time. A copy of the Underwriting Agreement will be delivered to you forthwith for inspection or copying or both, upon your request therefor. This invitation is made by the Representative only if the Securities may be offered lawfully to dealers in your state.

         The further terms and conditions of this invitation are as follows:

         1. Acceptance of Orders. Orders received by the Representative from the Selected Dealer will be accepted only at the price, in the amounts and on the terms which are set forth in the Company's current Prospectus, subject to allotment in the Representative's uncontrolled discretion. The Representative reserves the right to reject any orders, in whole or in part.

         2. Selling Concession. As a Selected Dealer, you will be allowed on all Securities purchased by you, which the Underwriters have not repurchased or contracted to repurchase prior to termination of this Agreement at or below the public offering price, a concession of ______% of the full 10% Underwriting discount, i.e., $________ per Security as shown in the Company's current Prospectus. No selling concession will be allowed to any domestic broker-dealer who is not a member of the National Association of Securities Dealers, Inc. (the "Association"), or to any foreign
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broker-dealer eligible for membership in the Association who is not a member of the Association. Payment of such selling concession to you will be made only as provided in Section 4 hereof. After the Securities are released for sale to the public, the Representative is authorized to, and may, change the public offering price and the selling concession.

         3. Reoffer of Securities. Securities purchased by you are to be bona fide reoffered by you in conformity with this Agreement and the terms of offering set forth in the Prospectus. You agree that you will not bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly, any Securities except as contemplated by this Agreement and except as a broker pursuant to unsolicited orders. You confirm that you have complied and agree that you will at all times comply with the provisions of Regulation M of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to this offering. In respect of Securities sold by you and thereafter purchased by the Representative at or below the public offering price prior to the termination of this Agreement as described hereinafter (or such longer period as may be necessary to cover any short position with respect to the offering), you agree at the Representative's option either to repurchase the Securities at a price equal to the cost thereof to the Representative, including commissions and transfer taxes on redelivery, or to repay the Representative such part of your Selected Dealers' concessions on such Securities as the Representative designates.

         4. Payment for Securities. Payment for the Securities purchased by you is to be made at the net Selected Dealers' price of $______ per Security, at the offices of Schneider Securities, Inc., Suite 900, 1120 Lincoln Street, Denver, Colorado 80203, Attention: Syndicate Department, at such time and on such date as the Representative may designate, by certified or official bank check, payable in clearing house funds to the order of the Representative, against delivery of certificates for the Securities so purchased. If such payment is not made at such time and on such date, you agree to pay the Representative interest on such funds at the current interest rates. The Representative may in its discretion deliver the Securities purchased by you through the facilities of the Depository Trust Company or, if you are not a member, through your ordinary correspondent who is a member unless you promptly give the Representative written instructions otherwise.

         5. Offering Representations. The Representative has been informed that a Registration Statement in respect of the Securities is expected to become effective under the Securities Act of 1933, as amended (the "Act"). You are not authorized to give any information or to make any representations other than those contained in the Prospectus or to act as agent for the Company or for the undersigned when offering the Securities to the public or otherwise.

         6. Blue Sky. Neither the Representative nor the Underwriters assume any responsibility or obligations as to your right to sell the Securities in any jurisdiction, notwithstanding any information furnished in that connection. The Selected Dealer shall report in writing to the Representative the number of Securities which have been sold by it in each state and the number of transactions made in each such state. This state report shall be submitted to the Representative as soon as possible after completion of billing, but in any event not more than three days after the closing.

         7. Dealer Undertakings. By accepting this Agreement, the Selected Dealer in offering and selling the Securities in the Public Offering
(i) acknowledges its understanding of (a) the Conduct Rules (the "Rules") of the Association and the interpretations of such Rules promulgated by the Board of Governors of the Association (the "Interpretations") including, but not limited to the Rule and





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Interpretation with respect to "Free-Riding and Withholding" defined therein,
(b) Rule 174 of the rules and regulations promulgated under the Act, (c) Regulation M promulgated under the Exchange Act, (d) Release No. 3907 under the Act, (e) Release No. 4150 under the Act, and (f) Sections 2730, 2740, 2420 and 2750 of the Rules and Interpretations thereunder, and (ii) represents, warrants, covenants and agrees that it shall comply with all applicable requirements of the Act and the Exchange Act in addition to the specific provisions cited in subparagraph (i) above and that it shall not violate, directly or indirectly, any provision of applicable law in connection with its participation in the Public Offering of the Securities.

         8. Conditions of Public Offering. All sales shall be subject to delivery by the Company of certificates evidencing the Securities against payment therefore.

         9. Failure of Order. If an order is rejected or if a payment is received which proves insufficient or worthless, any compensation paid to the Selected Dealer shall be returned by (i) restoration by the Representative to the Selected Dealer of the latter's remittance or (ii) a charge against the account of the Selected Dealer with the Representative, as the latter may elect without notice being given of such election.

         10. Additional Representations, Covenants and Warranties of Selected Dealer. By accepting this Agreement, the Selected Dealer represents that it is registered as a broker-dealer under the Exchange Act; is qualified to act as a dealer in the states or the jurisdictions in which it shall offer the Securities; is a member in good standing of the Association; and shall maintain such registrations, qualifications and membership in full force and effect and in good standing throughout the term of this Agreement. If the Selected Dealer is not a member of the Association, it represents that it is a foreign dealer not registered under the Exchange Act and agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making any sales to comply with the Association's Rules and Interpretations with respect to Free-Riding and Withholding. Further, the Selected Dealer agrees to comply with all applicable federal laws including, but not limited to, the Act and Exchange Act and the rules and regulations of the Commission thereunder; the laws of the states or other jurisdictions in which Securities may be offered or sold by it; and the Constitution, Bylaws, and rules of the Association. Further, the Selected Dealer agrees that it will not offer or sell the Securities in any state or jurisdiction except those in which the Securities have been qualified or qualification is not required. The Selected Dealer acknowledges its understanding that it shall not be entitled to any compensation hereunder for any period during which it has been suspended or expelled from membership in the Association.

         11. Employees and other Agents of the Selected Dealer. By accepting this Agreement, the Selected Dealer assumes full responsibility for thorough and proper training of its employees and other agents and representatives concerning the selling methods to be used in connection with the Public Offering of the Securities, giving special emphasis to the principles of full and fair disclosure to prospective investors and the prohibitions against "Free-Riding and Withholding" as set forth in Section 2110 of the Rules and the Interpretations thereunder.

         12.     Indemnification by the Company.  The Company has agreed in
Section 8 of the Underwriting Agreement to indemnify and hold harmless the Underwriters, the Representative and each person if any, who controls the Representative or any one of the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of Section





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8 of the Underwriting Agreement, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in the Underwriting Agreement collectively called an "application") in any jurisdiction in order to qualify the Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in the Underwriting Agreement. The Representative has agreed to give the Company an opportunity and the right to participate in the defense or preparation of the defense of any action brought against the Representative, any Underwriter or any controlling person thereof to enforce any such loss, claim, demand, liability or expense. The agreement of the Company under this indemnity is conditioned upon notice of any such action having been promptly given by the indemnified party to the Company. Failure to notify the Company as provided in the Underwriting Agreement shall not relieve the Company of its liability which it may have to the Representative, the Underwriters, or any controlling person thereof other than pursuant to Section 8(a) of the Underwriting Agreement. This agreement is subject in all respects, especially insofar as the foregoing description of the indemnification provisions set forth in the Underwriting Agreement is concerned, to the terms and provisions of the Underwriting Agreement, a copy of which will be made available for inspection or copying or both to the Selected Dealer upon written request to the Representative therefor. The Selected
Dealer acknowledges and confirms that, by signing a counterpart of this Agreement, it shall be deemed an agent of the Underwriters or a "Representative" for all purposes of Section 8 of the Underwriting Agreement, as expressly set forth therein.

         13. Indemnification by the Selected Dealer. The Selected Dealer shall indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the indemnity from the Company to the Underwriters in Section 8(a) of the Underwriting Agreement, but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information furnished to the Representative or the Company with respect to the Selected Dealer by or on behalf of the Selected Dealer expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or are based upon alleged misrepresentations or omissions to state material facts in connection with statements made by the Selected Dealer or the Selected Dealer's employees or other agents to the Company or the Representative orally or by any other means; provided, however, that the obligation of the Selected Dealer to provide indemnity hereunder shall be limited to the amount which represents the product of the number of Firm Securities and Additional Securities sold and the initial public offering price per Security set forth on the cover page of the Prospectus. If any action shall be brought against the Company or any other person so indemnified in respect of which indemnity may be sought against the Selected Dealer pursuant to this provision, the Selected Dealer shall have the rights and duties given to the Company in the





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Underwriting Agreement, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a) of the Underwriting Agreement; and the Selected Dealer shall reimburse the Company and the Representative for any legal or other expenses reasonably incurred by them in connection with the investigation of or the defense of any such action or claim. The Representative shall, after receiving the first summons or other legal process disclosing the nature of the action being brought against it or the Company in any proceeding with respect to which indemnity may be sought by the Company or the Representative hereunder, notify promptly the Selected Dealer in writing of the commencement thereof; and the Selected Dealer shall be entitled to participate in (and, to the extent the Selected Dealer shall wish, to direct) the defense thereof at the expense of the Selected Dealer, but such defense shall be conducted by counsel satisfactory to the Company and the Representative. If the Selected Dealer shall fail to provide such defense, the Company or the Representative may defend such action at the cost and expense of the Selected Dealer. The Selected Dealer's obligation under this Section 13 shall survive any termination of this Agreement, the Underwriting Agreement and the delivery of and payment for the Securities under the Underwriting Agreement, and shall remain in full force and effect regardless of the investigation made by or on behalf of any Representative within the meaning of Section 15 of the Act.

         14. No Authority to Act as Partner or Agent. Nothing herein shall constitute the Selected Dealers as an association or other separate entity or partners with or agents of the Representative or with each other, but each Selected Dealer shall be responsible for its pro rata share of any liability or expense based upon any claims to the contrary. The Representative shall not be under any liability for or in respect of the value, validity or form of the Securities, or the delivery of certificates for the Securities or the performance by any person of any agreement on its part, or the qualification of the Securities for sale under the laws of any jurisdiction, or for or in respect of any matter in connection with this Agreement, except for lack of good faith and for obligations expressly assumed by the Representative in this Agreement.

         15. Expenses. No expenses incurred in connection with offers and sales of the Securities under the Public Offering will be chargeable to the Selected Dealers. A single transfer tax, if any, on the sale of Securities by the Selected Dealer to its customers will be paid when such Securities are delivered to the Selected Dealer for delivery to its customers. Notwithstanding the foregoing, the Selected Dealer shall pay its proportionate share of any transfer tax or any other tax (other than the single transfer tax described above) if any such tax shall at any time be assessed against the Representative and other Selected Dealers.

         16. Notices. All notices, demands or requests required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram, cable or facsimile to, in the case of the Representative, the address set forth above directed to the attention of the President of the Representative, and in the case of the Selected Dealer, to the address provided below by the Selected Dealer, directed to the attention of the President.

         17. Termination. This Agreement may be terminated by the Representative with or without cause upon written notice to Selected Dealer to such effect; and such notice having been given, this Agreement shall terminate at the time specified therein. Additionally, this Agreement shall terminate upon the earlier of the termination of the Underwriting Agreement, or at the close of business thirty days after the Securities are released by the Representative for sale to the public.





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         18.     General Provisions.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Colorado. This Agreement embodies the entire agreement and understanding between the Representative and the Selected Dealer and supersedes all prior agreements and understandings related to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. All the terms of this Agreement, whether so expressed or not, shall be binding upon, and shall inure to the benefit of, the respective successors, legal representatives and assigns of the parties hereto; provided, however, that none of the parties hereto can assign this Agreement or any of its rights hereunder without the prior written consent of the other party hereto, and any such attempted assignment or transfer without the other party's prior written consent shall be void and without force or effect. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the terms and conditions of your agreement to purchase the Securities allotted to you, please indicate your acceptance thereof by signing and returning to Schneider Securities, Inc. the duplicate copy of this Agreement, whereupon this letter and your acceptance shall become and evidence a binding contract between you and the Representative.


                                     SCHNEIDER SECURITIES, INC.



                                     By:
                                        -------------------------------------
                                     Title:
                                           ----------------------------------





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Gentlemen:

         The undersigned confirms its agreement to purchase ____________ shares of Common Stock and Redeemable Warrants of Factual Data Corp., upon the terms and subject to the conditions of the foregoing Selected Dealers Agreement, and further agrees that any agreement by it to purchase additional Securities during the life of such Agreement will be upon the same terms and subject to the same conditions. The undersigned acknowledges receipt of the Prospectus relating to the public offering of the Securities and confirms that in agreeing to purchase such Securities it has relied on such Prospectus and not on any other statement whatsoever written or oral.



Firm Name:
          ------------------------------------
            (Print or Type name of Firm)

By:
   -------------------------------------------
                (Authorized Agent)

   -------------------------------------------
          (Print or Type Name and Title of
                 Authorized Agent)

Address:
        --------------------------------------

----------------------------------------------

Telephone No.
             ---------------------------------

IRS Employer Identification No.:
                                --------------

Dated:                                , 1998
      --------------------------------




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